UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SIGNET BANKING CORPORATION
             (Exact name of registrant as specified in its charter)

         VIRGINIA                                                54-6037910
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              7 North Eighth Street
                            Richmond, Virginia 23219
                                 (804) 771-7416
               (Address, including zip code and telephone number,
                         of Principal Executive Offices)

                           SIGNET BANKING CORPORATION
                             1992 STOCK OPTION PLAN
                   (As Amended and Restated January 24, 1995)
                        (formerly 1992 Stock Option Plan)
                            (Full title of the plan)

                             Sara R. Wilson, Esquire
        Executive Vice President, General Counsel and Corporate Secretary
                           Signet Banking Corporation
                              7 North Eighth Street
                            Richmond, Virginia 23219
                                 (804) 771-7416
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                    Copy to:
                        Wellford L. Sanders, Jr., Esquire
                     McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                            Richmond, Virginia 23219


                           This is page 1 of 10 pages.
                         Exhibit Index appears on page 8

                         CALCULATION OF REGISTRATION FEE



Title of
Securities              Amount                Proposed Maximum           Proposed Maximum
to be                   to be                 Offering Price Per         Aggregate Offering        Amount of
Registered              Registered            Share                      Price                     Registration Fee
- -------------------------------------------------------------------------------------------------------------------
Common Stock
$5.00 par value          2,000,000 (1)            $26.75 (2)                 $53,500,000                 $18,449

Rights to Purchase
Series A Junior
Participating
Preferred Stock,         2,000,000 (1)                N/A                        N/A                      $100
$20.00 par value (3)
- ---------------------------------------------------------------------------------------------------------------------

         (1) Represents the maximum number of shares of Common Stock of Signet Banking Corporation (the "Company") that may be offered and sold hereunder.

         (2) Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on May 24, 1996.

         (3) The Rights to purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock of the Registrant. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

                                    PART II.
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         The purpose of this Registration Statement is to register 2,000,000 additional shares of Common Stock, $5.00 par value, of Signet Banking Corporation, issuable pursuant to stock options granted or to be granted under the 1992 Stock Option Plan (as amended and restated January 24, 1995) and 2,000,000 additional associated Rights to purchase Series A Junior Participating Preferred Stock, $20.00 par value. The Registrant hereby incorporates by reference all information included in its Registration Statement on Form S-8 No. 33-47590 (filed on May 1, 1992).

Item 8.  Exhibits

See Exhibit Index.

                                   SIGNATURES

The Registrant.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on April 23, 1996.

                                SIGNET BANKING CORPORATION
                                Registrant


                                By:/s/ ROBERT M. FREEMAN
                                   --------------------------
                                  Robert M. Freeman
                                  Chairman of the Board
                                  and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 23, 1996.



/S/ ROBERT M. FREEMAN                       Chairman of the Board, Chief
- ---------------------------                 Executive Officer, and Director
Robert M. Freeman                           (Principal Executive Officer)


/S/ MALCOLM S. MCDONALD                     President, Chief Operating
- ---------------------------                 Officer and Director
Malcolm S. McDonald


/s/ WALLACE B. MILLNER, III                 Senior Executive Vice President and
- ---------------------------                 Chief Financial Officer
Wallace B. Millner, III                     (Principal Financial Officer)

/s/ W. H. CATLETT, JR.                      Executive Vice President
- ---------------------------                 and Controller
W. H. Catlett, Jr.                          (Principal Accounting Officer)

/S/ J. HENRY BUTTA                          Director
- ---------------------------
J. Henry Butta

/S/ NORWOOD H. DAVIS, JR.                   Director
- --------------------------
Norwood H. Davis, Jr.

/S/ WILLIAM C. DERUSHA                      Director
- ---------------------------
William C. DeRusha

/S/ C. STEPHENSON GILLISPIE, JR.            Director
- ---------------------------.
C. Stephenson Gillispie, Jr

                                            Director
- ---------------------------
Bruce C. Gottwald, Jr.

                                            Director
- ---------------------------
William R. Harvey

/s/ ELIZABETH G. HELM                       Director
- ---------------------------
Elizabeth G. Helm

/s/ ROBERT M. HEYSSEL                       Director
- ---------------------------
Robert M. Heyssel

/s/ HENRY A. ROSENBERG, JR.                 Director
- ---------------------------
Henry A. Rosenberg, Jr.

/s/ LOUIS B. THALHEIMER                     Director
- ---------------------------
Louis B. Thalheimer

                                    EXHIBITS

                                       TO

                           SIGNET BANKING CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                  Exhibit Index


The  following  exhibits  are  filed  herewith  as  part  of  this  Registration
Statement:


Exhibit                                                                   Page
  No.                                                                      No.

4.1 Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the fiscal year ended
             December 31, 1992)

4.2 Bylaws, as amended (Incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1992)

4.3 Rights Agreement dated as of May 23, 1989 between the Registrant and Mellon Bank, N.A.
             (Incorporated by reference to Registration
             Statement on Form 8-A dated June 1, 1989)

 5.1         Opinion of McGuire, Woods, Battle                              9
             & Boothe, L.L.P., Counsel to the
             Company as to the validity of the Common
             Stock offered hereunder

24.1         Consent of Ernst & Young, LLP, Independent Auditors            10

24.2         Consent of McGuire, Woods, Battle
             & Boothe, L.L.P. (included in Exhibit 5.1)

25           Powers of Attorney (Incorporated by reference to
             Registration Statement on Form S-8 filed May 1,
             1992)

99.1 1992 Stock Option Plan (as amended and restated January 24, 1995) filed as Exhibit A to Registrant's definitive Proxy Statement dated March 28, 1995 for the Annual Meeting of Shareholders held on April 25, 1995, is expressly incorporated by reference